Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202580, 333-194334, 333-180148, 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-134217, 333-132336, 333-128092, 333-123369, 333-117142, 333-110713, 333-98855, 333-88732, 333-83422, 333-73352, and 333-61956) of Dasan Zhone Solutions, Inc. of our report dated July 28, 2016 relating to the consolidated financial statements of DASAN Network Solutions, Inc., which appears in Definitive Proxy Statement filed with the SEC on August 8, 2016 and is incorporated by reference in this Current Report on Form 8-K/A of Dasan Zhone Solutions, Inc.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
November 22, 2016